Exhibit 99.1

CORELOGIC PROVIDES 2020 FINANCIAL GUIDANCE AND CONFIRMS
RELEASE DATE OF FOURTH QUARTER 2019 RESULTS

2020 Operating Performance Expected to Be Highlighted by Revenue Growth
and Favorable Mix, Significant Margin Expansion and Capital Return

Irvine, Calif., February 19, 2020 - CoreLogic (NYSE: CLGX), a leading global provider of property information, insight, analytics, and data-enabled solutions, today provided 2020 financial guidance and confirmed the date of the release of its 2019 fourth quarter 2019 actual results.

“CoreLogic delivered outstanding revenue growth and margins in the second half and fourth quarter of 2019, driven by acceleration in our core mortgage, platform-related and other high-margin businesses. We also capitalized on higher market volumes in the U.S. and ongoing productivity gains which helped us to drive adjusted EBITDA margins above 30% in the fourth quarter," said Frank Martell, President and Chief Executive Officer of CoreLogic. “Our 2020 financial guidance reflects the significant ongoing expansion of our profit margins as well as positive organic revenue growth trends underpinned by unique data, analytics and data-enabled solutions that, collectively, help millions of people find, buy and protect the homes they love,” Martell added.

2020 Financial Guidance

($ in Millions, except per-share amounts)	Top End of 2019 FY Guidance Range (Issued October 23, 2019)(1)	Full-Year 2020 Guidance
Revenue(2)	$1,760	$1,690 - $1,730
Adjusted EBITDA(3)	$495	$500 - $525
Adjusted EPS(3)	$2.75	$2.80 - $3.00
Adjusted EBITDA Margin(4)	28%	30%

(1) On January 22, 2020, the Company announced it expects to modestly exceed the top end of its October 23, 2019 guidance ranges for revenues, adjusted EBITDA and adjusted EBITDA margins, and adjusted EPS.
(2) 2019 revenue totals include approximately $70 million attributable to the completion of the previously announced AMC transformation program and exit of non-core default technology operations, which have no 2020 counterpart.
(3) Definition of adjusted results, as well as other non-GAAP financial measures used by management, is included in the Use of Non-GAAP Financial Measures section found at the end of the release.
(4) Adjusted EBITDA margin guidance for 2020 refers to the mid-point of guidance ranges for revenue and adjusted EBITDA.

The Company’s 2020 financial guidance is based on the following assumptions:

•
2019 revenue totals include approximately $70 million, which have no 2020 counterpart as a result of the successful completion of the previously announced AMC transformation program and exit of non-core default technology operations.

•	U.S. mortgage origination unit volumes expected to be largely consistent with 2019 levels.

•	Foreign currency translation is expected to lower reported revenues by at least $10 million.

•	Margin expansion of approximately 200 basis points in 2020 expected to be driven by favorable revenue mix and the benefit of ongoing cost productivity programs.

•	2020 tax planning rate of 26%.

•	Dividend payments of $0.88 per common share ($0.22 per quarter); opportunistic share repurchase.

Release Date for Fourth Quarter 2019 Financial Results

The Company will release fourth quarter 2019 financial results after U.S. financial markets close on Wednesday February 26, 2020. A press release, with accompanying financial information, will be posted on the CoreLogic investor website at http://investor.corelogic.com.

CoreLogic will host a live webcast and conference call to discuss 2019 financial results on Wednesday, February 26, 2020 at 3:00 p.m. Pacific Time (6:00 p.m. Eastern Time). Interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. Alternatively, participants may use the following dial-in numbers: 1-800-367-2403 for U.S./Canada callers or 1-334-777-6978 for international callers using confirmation code 5448416.

A replay of the webcast will be available on the CoreLogic investor website for 10 days and also through the conference call number 1-888-203-1112 for U.S. and Canada participants or 1-719-457-0820 for international participants using Conference ID 5448416.

###

Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

Media Contact: Allyse Sanchez, INK Communications for CoreLogic, office phone: 925-548-2535, e-mail: newsmedia@corelogic.com

About CoreLogic
CoreLogic (NYSE: CLGX), the leading provider of property insights and solutions, promotes a healthy housing market and thriving communities. Through its enhanced property data solutions, services and technologies, CoreLogic enables real estate professionals, financial institutions, insurance carriers, government agencies and other housing market participants to help millions of people find, buy, and protect the homes they love. For more information, please visit www.corelogic.com.

Safe Harbor / Forward Looking Statements
Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the acceleration of the transformation of the Company’s appraisal management services and the intent to exit certain legacy non-core business platforms, including the expected financial impact of these strategic and operating actions. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K. These risks and uncertainties include but are not limited to: our ability to protect our information systems against data corruption, cyber-based attacks or network security breaches; limitations on access to or increase in prices for data from external sources, including government and public record sources; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; systems interruptions that may impair the delivery of our products and services; difficult conditions in the mortgage and consumer lending industries and the economy generally; risks related to the outsourcing of services and international operations; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; and impairments in our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures
This press release contains certain information concerning adjusted EBITDA and adjusted EPS, which are non-GAAP financial measures. Adjusted EBITDA is defined as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, stock compensation, non-operating gains/losses and other adjustments. Adjusted EPS is defined as diluted income from continuing operations, net of tax per share, adjusted for share-based compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments; and assumes an effective tax rate of 26% and 25% for 2020 and 2019, respectively. Disclosure of these non-GAAP measures is not in accordance with or a substitute for U.S. GAAP.

The Company believes that its presentation of these non-GAAP measures provides useful supplemental information to investors and management regarding the Company's financial condition and results. Other firms may calculate these non-GAAP measures differently than CoreLogic, which limits comparability between companies.

This press release also contains certain forward-looking non-GAAP financial measures, such as adjusted EBITDA and adjusted EPS, which are provided only as supplemental information. The Company is not able to provide a reconciliation, without unreasonable efforts, of its forward-looking guidance of adjusted EBITDA and adjusted EPS to the most directly comparable GAAP financial measure due to the unknown effect, timing, and potential significance of special charges or gains that are material to the comparable GAAP financial measure.